EXHIBIT 10.2

EXECUTION VERSION

PURCHASE AGREEMENT (N16647)

dated as of April 11, 2007,

between

PLM CAL II LLC,
as Seller,

and

DOUGHERTY AIR TRUSTEE, LLC,
not in its individual capacity, but solely as the investment trustee under the Investment Trust Agreement,
as Purchaser

_______________________________

One Boeing model 737-524 Aircraft bearing Manufacturer’s
Serial Number 28908 and FAA Registration Mark N16647
and two CFM International, Inc. CFM 56-3-B1 model engines bearing
Manufacturer’s Serial Numbers 858700 and 858701

_______________________________

ARTICLE IDEFINITIONS1
Section 1.1.Defined Terms1

ARTICLE IISALE AND PURCHASE; OTHER AGREEMENTS4
Section 2.1.Sale and Purchase4
Section 2.2.Acquisition Price; Payment4
Section 2.3.Rent Payments5
Section 2.4.Taxes5

ARTICLE IIICLOSING; CONDITIONS TO CLOSING5
Section 3.1.Closing5
Section 3.2.Seller’s Conditions to Closing5
Section 3.3.Purchaser’s Conditions to Closing7

ARTICLE IVREPRESENTATIONS, WARRANTIES AND COVENANTS8
Section 4.1.Representations, Warranties and Covenants of Seller8
Section 4.2.Representations, Warranties and Covenants of Purchaser10

ARTICLE VRESERVED RIGHTS11
Section 5.1.Reserved Rights11
Section 5.2.Allocation of Amounts11
Section 5.3.Indemnification12
Section 5.4.Mutual Cooperation12

ARTICLE VIMISCELLANEOUS12
Section 6.1.Transaction Costs12
Section 6.2.Brokers, Finders, Etc.13
Section 6.3.Announcements13
Section 6.4.Counterparts13
Section 6.5.Amendments, Etc.; Entire Agreement13
Section 6.6.Successors and Assigns13
Section 6.7.Governing Law; Submission to Jurisdiction14
Section 6.8.WAIVER OF JURY TRIAL14
Section 6.9.Notices, Etc.15
Section 6.10.Severability of Provisions16
Section 6.11.Headings, Etc.16
Section 6.12.Further Assurances; Confidentiality16
Section 6.13.Survival16
Section 6.14.Counterparts17

SCHEDULES AND EXHIBITS

SCHEDULE 1	Transaction Documents
SCHEDULE 2	Financial Information
EXHIBIT A	Form of Assignment and Assumption Agreement

PURCHASE AGREEMENT (N16647)

THIS PURCHASE AGREEMENT (N16647), dated as of April 11, 2007 (this “Agreement”), is by and between PLM CAL II LLC, a Delaware limited liability company (“Seller”) and DOUGHERTY AIR TRUSTEE, LLC, a Delaware limited liability company, not in its individual capacity, but solely as the investment trustee under the Investment Trust Agreement (“Purchaser”).

WHEREAS, Seller owns the beneficial interest in the trust estate created pursuant to the Trust Agreement 647 listed on Schedule 1 hereto;

WHEREAS, upon the terms and subject to the conditions set forth herein, Seller desires to sell, assign, transfer, convey and set over to Purchaser, and Purchaser desires to purchase, accept and assume from Seller, Seller’s right, title and interest in and to such beneficial interest;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.  Defined Terms.

(a)  The following terms shall have the following meanings for all purposes of this Agreement:

“Acquisition Price” shall have the meaning set forth in Section 2.2(a).

“Aircraft” means that certain Boeing 737-524 aircraft bearing manufacturer’s serial number 28908 and Federal Aviation Administration Registration Number N16647 and two CFM International, Inc. CFM 56-3-B1 model engines bearing manufacturer’s serial numbers 858700 and 858701, respectively.

“Applicable Law” means all applicable laws of any Governmental Authority, including, without limitation, federal, state and foreign securities laws, tax laws, tariff and trade laws, ordinances, judgments, decrees, injunctions, writs and orders or like actions of any Governmental Authority and rules, regulations, orders, interpretations, licenses, and permits of any federal, regional, state, county, municipal or other Governmental Authority.

“Assignment and Assumption Agreement” means an assignment and assumption agreement with respect to the Equity Interest Transfer, substantially in the form of Exhibit A hereto.

“Beneficiaries” means First Technology Capital, Inc., Republic Bank, Inc., Tennessee Commerce Bank and 215 Holding Co and their successors and permitted assigns.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Minneapolis, Minnesota, Wilmington, Delaware or Salt Lake City, Utah.

“Citizen of the United States” means a “citizen of the United States” within the meaning of 49 U.S.C. § 40102(a)(15).

“Closing Date” means the date on which the Equity Interest Transfer is consummated, which date shall be a Business Day specified by Seller and reasonably acceptable to Purchaser (and which date shall be on or before April 13, 2007, unless Seller and Purchaser agree to a later date).

“Equity Interest” means all of the beneficial interest in the Trust Estate and all of Owner Participant’s right, title and interest in, to and under the Transaction Documents (including, without limitation, the Trust Agreement, but excluding Reserved Rights) arising from and after the Closing Date.

“Equity Interest Transfer” means the transfer, sale and assignment from Seller to Purchaser of the Equity Interest as contemplated by, and subject to the terms and conditions of, this Agreement and the Assignment and Assumption Agreement.

“Event of Loss” means an “Event of Loss” under any Transaction Document.

“FAA” shall have the meaning assigned to such term in the Participation Agreement.

“Governmental Authority” means any nation or government (including any state or other political subdivision of either thereof) and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantor” means Tennessee Commerce Bank, a Tennessee banking association.

“Guaranty” means that certain Guaranty (N16647) dated as of even date hereof in form and substance reasonably satisfactory to Lessee, Owner Trustee, and Mortgagee, providing for the guaranty by Guarantor of Purchaser’s obligations under the Transaction Documents.

“Indebtedness” means the amount set forth in Schedule 2 hereto.

“International Registry” has the meaning set forth in the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol, as in effect in the United States.

“Investment Trust Agreement” means that certain Investment Trust Agreement as to Dougherty Air V Investment Trust, dated as of April 3, 2007, between Dougherty Air Trustee, LLC and the Beneficiaries.

“Lease” means the Lease Agreement 647 listed on Schedule 1 hereto.

“Lessee” means Continental Airlines, Inc.

“Lien” means any mortgage, pledge, security interest, charge, lien or other encumbrance.

“Owner Participant” shall have the meaning assigned to such term in the Participation Agreement.

“Owner Trustee” means Wells Fargo Bank Northwest, National Association, as successor to First Security Bank, National Association, not in its individual capacity except as otherwise expressly provided but solely as Owner Trustee.

“Participation Agreement” means the Participation Agreement 647 listed on Schedule 1 hereto.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or any Governmental Authority or any political subdivision thereof.

“Reserved Rights” means any and all rights and interests of Seller in respect of the following: (i) Seller’s right to tax and other indemnification under any Transaction Document as a result of or arising out of events occurring or circumstances existing prior to the Closing Date (or claim asserted against Seller with respect to a matter subsequent to such Closing Date, if Seller would otherwise be entitled to indemnification for such claim under a Transaction Document), (ii) each and every obligation of Lessee to provide liability insurance on behalf of or in favor of Seller as an additional insured under any Transaction Document, (iii) any interest payable by Lessee on any amount referred to in clauses (i) and (ii) above, and (iv) the right to enforce payment of the amounts referred to in clauses (i) through (iii) above.

“Transaction Documents” means, collectively, the documentation identified as such on Schedule 1 attached hereto.

“Transfer Documents” means, collectively, this Agreement, the Assignment and Assumption Agreement, the Guaranty and Tax Indemnity Agreement Assignment.

“Trust Agreement” means the Trust Agreement 647 listed on Schedule 1 hereto.

“Trust Estate” shall have the meaning set forth in the Trust Agreement.

“Trust Indenture” means the Trust Indenture and Mortgage 647 listed on Schedule 1 hereto.

(b)  Capitalized terms used herein to the extent not defined above shall have the meaning specified in the Participation Agreement (as such terms are defined, by reference to another document or otherwise).

(c)  Unless otherwise indicated, all references in this Agreement to sections, paragraphs, clauses, schedules, appendices and exhibits are to sections, paragraphs, clauses, schedules, appendices and exhibits in and to this Agreement.

ARTICLE II

SALE AND PURCHASE; OTHER AGREEMENTS

Section 2.1.  Sale and Purchase.

(a)  Sale of Equity Interest. Subject to the terms and conditions set forth herein and in the Assignment and Assumption Agreement (including, without limitation, satisfaction of the conditions precedent set forth herein and in the Assignment and Assumption Agreement), on the Closing Date, Seller hereby agrees to sell, convey, assign, transfer and set over unto Purchaser, as of the Closing Date, the Equity Interest.

(b)  Purchase of Equity Interest. Subject to the terms and conditions set forth herein and in the Assignment and Assumption Agreement (including, without limitation, satisfaction of the conditions precedent set forth herein), on the Closing Date, Purchaser hereby agrees to purchase and accept from Seller, as of the Closing Date, the Equity Interest.

(c)  Closing. The closing and effectiveness (“Closing”) of the Equity Interest Transfer contemplated hereby shall take place (i) upon the execution and delivery of the Assignment and Assumption Agreement, (ii) upon satisfaction (or waiver) of the conditions precedent set forth herein and in the Assignment and Assumption Agreement, and (iii) on the Closing Date. In the event that the Closing does not take place on or before April 13, 2007, this Agreement shall automatically terminate and be of no further effect with the exception of the obligations under Sections 6.1 and 6.12, hereof, which shall survive termination.

Section 2.2.  Acquisition Price; Payment.

(a)  Acquisition Price for the Equity Interest. The purchase price payable by Purchaser to Seller for the Equity Interest on the Closing Date (the “Acquisition Price”) shall be the amount set forth in Schedule 2 attached hereto. The Acquisition Price for the Equity Interest shall be payable by Purchaser in lawful dollar currency of the United States of America in the manner contemplated by, and to Seller’s account specified in, paragraph (b) of this Section 2.2.

(b)  Payment Instructions. Payment of the Acquisition Price on the Closing Date shall be made to the account of Seller by wire transfer of immediately available funds, without deduction or withholding of any kind, to the following account or any other account and in such other manner as Seller may direct:

Bank:   Comerica Bank
ABA Number:  121137522
Account Number: 1891533166
Account Name: PLM International, Inc.
Reference:  N16647

(c)  Event of Loss. In the event of an Event of Loss with respect to the Aircraft prior to the Closing Date, the obligations of Purchaser and Seller hereunder (except under Section 6.12(b)) shall terminate.

Section 2.3.  Rent Payments. All Rent due prior to the Closing Date will be for the account of Seller regardless of when paid by Lessee and all Rent due on or after the Closing Date will be for the Account of Purchaser regardless of when paid by Lessee. If either Purchaser or Seller receives from Lessee any Rent for the account of the other party, such other party receiving such Rent shall pay the amount received to the other party within three Business Days after receipt.

Section 2.4.  Taxes. Seller shall be responsible for payment of and shall pay (at no after-tax cost to Purchaser, Owner Trustee or the Trust Estate (collectively, the “Tax Indemnitees” and, individually, a “Tax Indemnitee”) any and all license, recording and documentation fees, and sales, use, excise, transfer, value added, gross receipts, property or any other similar taxes, fees or charges imposed on or with respect to the Aircraft, or the ownership, leasing, use or operation thereof or the rentals derived therefrom (hereinafter, individually, a “Covered Tax”, and collectively, “Covered Taxes”) imposed by the United States federal or any state or local government or taxing authority upon or in respect of the sale, assignment or transfer of the Equity Interest as contemplated hereby (provided, however, that Seller shall not be responsible for any (a) taxes based on, measured by, or with respect to net or gross income or capital of such Tax Indemnitee or (b) taxes related to the Aircraft and arising after the Closing). Seller shall indemnify each Tax Indemnitee against the imposition of any Covered Tax immediately upon receipt of such Indemnitee’s demand therefor, which demand shall be accompanied by documentation evidencing the imposition of such Covered Tax. Subject to the scheduled locations of the equipment constituting the Trust Estate on the Closing Date, Purchaser agrees to cooperate with Seller concerning the time of closing of the transaction contemplated hereby on the Closing Date so as to eliminate or minimize the imposition of any Taxes that otherwise might be imposed upon or in respect of the Equity Interest Transfer as contemplated hereby.

If Seller disputes the payment of any Covered Taxes payable by Seller or Purchaser for which Seller is responsible under this Agreement, Seller shall have the right, at Seller’s expense, to contest the payment of such Covered Taxes, provided that (i) Purchaser in its sole discretion considers that such contest shall not materially prejudice it or result in any risk of criminal penalty or danger of sale, forfeiture or loss of the Aircraft or Equity Interest, (ii) Seller has provided Purchaser with an opinion, reasonably satisfactory to Purchaser, that it is more likely than not that the contest will be successful, and (iii) Seller has made adequate provision to the satisfaction of Purchaser in respect of the expenses concerned.

ARTICLE III

CLOSING; CONDITIONS TO CLOSING

Section 3.1.  Closing. The closing in respect of the Equity Interest Transfer shall commence at such time as Seller and Purchaser may mutually agree on the Closing Date.

Section 3.2.  Seller’s Conditions to Closing. The obligation of Seller to sell, convey, assign, transfer and set over the Equity Interest to Purchaser on the Closing Date is subject to the satisfaction (to the reasonable satisfaction of Seller) or the waiver by Seller of the following conditions precedent:

(a)  Representations and Warranties. The representations and warranties of Purchaser contained herein and in all other Transfer Documents to which Purchaser is a party and of the Guarantor contained in the Guaranty shall be true and correct as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except to the extent that any such representation or warranty relates solely to an earlier date in which case such representation or warranty shall have been true and correct on and as of such earlier date.

(b)  Due Authorization. Seller shall have received (i) a copy of the articles of organization and operating agreement of Purchaser, (ii) a good standing certificate for Purchaser in the state of Delaware, and (iii) such officer or incumbency certificates as may be necessary to establish the authority of the Purchaser’s signatories to the Transfer Documents.

(c)  Consents and Approvals. All approvals and consents which are required under the Transaction Documents in connection with the transaction contemplated by this Agreement, and the other Transfer Documents, shall have been duly obtained, given, accomplished or waived.

(d)  No Default. Purchaser shall not be in default of any of its obligations hereunder or under any of the Transfer Documents to which it is a party and Guarantor shall not be in default of any of its obligations under the Guaranty. No Default or Event of Default as defined in the Transaction Documents shall have occurred and be continuing and each of the Transaction Documents shall be in full force and effect.

(e)  Acquisition Price. Seller shall have received the Acquisition Price relating to the Equity Interest to be transferred on the Closing Date in the manner contemplated by, and to the account specified in, Section 2.2 herein.

(f)  Guaranty. Purchaser shall have caused the Guarantor to provide the Guaranty to Lessee, Owner Trustee and Mortgagee.

(g)  Litigation.No action, proceeding or investigation shall have been instituted or threatened by any Person before any Governmental Authority, nor shall any order, writ, judgment or decree have been issued or proposed to be issued by any Governmental Authority as of the Closing Date, which in any case questions the validity or legality of this Agreement, the transactions contemplated hereby or by the Transaction Documents or the ability of either party hereto to consummate any of such transactions.

(h)  Assignment and Assumption Agreement. Seller shall have received this Agreement and the Assignment and Assumption Agreement, in each case duly executed and delivered by Purchaser. The Assignment and Assumption Agreement shall have been duly filed with the FAA.

(i)  Insurance. Seller shall have received evidence satisfactory to it that it has been named as an additional insured under the liability policies maintained pursuant to the Lease.

(j)  No Sales Tax. The Aircraft shall be located in a jurisdiction in which, in Seller’s judgment, no sales, use or similar tax will be due upon or in respect of the sale, assignment or transfer of the Equity Interest as contemplated hereby.

(k)  FAA Counsel Opinion. Seller shall have received an opinion from McAfee & Taft, special FAA counsel, in the customary form, scope and substance satisfactory to the Seller as to title to the Aircraft and related Engines and as to the appropriate filings with the FAA and the International Registry, if any.

Section 3.3.  Purchaser’s Conditions to Closing. The obligation of Purchaser to acquire the Equity Interest and to pay the Acquisition Price on the Closing Date is subject to the satisfaction of (to the reasonable satisfaction of Purchaser), or the waiver by Purchaser of the following conditions precedent:

(a)  Representations and Warranties. The representations and warranties of Seller contained herein, in all other Transfer Documents to which it is a party and in all of the Transaction Documents shall be true and correct as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except to the extent that any such representation or warranty relates solely to an earlier date in which case such representation or warranty shall have been true and correct on and as of such earlier date.

(b)  Due Authorization. Purchaser shall have received (i) a copy of the articles of organization and operating agreement of Seller, (ii) a good standing certificate for Seller in the State of Delaware, and (iii) such officer or incumbency certificates as may be necessary to establish the authority of the signatories to the Transfer Documents.

(c)  Consents and Approvals. All approvals and consents required under the Transaction Documents in connection with the transaction contemplated by this Agreement and the Assignment and Assumption Agreement relating to the Equity Interest to be transferred on the Closing Date shall have been duly obtained, given or accomplished.

(d)  No Default. Seller shall not be in default of any of its obligations hereunder or under any of the Transfer Documents to which it is a party. No Default or Event of Default as defined in the Transaction Documents shall have occurred and be continuing and each of the Transaction Documents shall be in full force and effect.

(e)  No Material Adverse Change. On the Closing Date, there shall have been no material adverse change in the condition of the Aircraft.

(f)  Assignment and Assumption Agreement. Purchaser shall have received this Agreement and the Assignment and Assumption Agreement, in each case duly executed and delivered by Seller. The Assignment and Assumption Agreement shall have been duly filed with the FAA.

(g)  Insurance. Purchaser shall have received (i) a certificate from Lessee’s independent insurance broker evidencing the insurance required to be maintained pursuant to the Lease and listing Purchaser and Purchaser’s beneficiary as additional insureds; and (ii) a report from Lessee’s insurance broker evidencing Lessee’s compliance with the terms of the Lease and as to such other matters as Purchaser may reasonably request.

(h)  FAA Counsel Opinion. Purchaser shall have received an opinion from McAfee & Taft, special FAA counsel, in the customary form, scope and substance satisfactory to the Purchaser as to title to the Aircraft and related Engines and as to the appropriate filings with the FAA and the International Registry, if any.

(i)  Tax Indemnity Agreement. Seller has assigned Purchaser, pursuant to the Assignment and Assumption Agreement, all of Sellers right, title and interest in and to that certain Tax Indemnity Agreement 647 arising from and after the Closing Date, but excluding in each case any and all rights and interests of Seller in respect of the following: (i) Seller’s right to tax and other indemnification under the Tax Indemnity Agreement as a result of or arising out of events occurring or circumstances existing prior to the Closing Date (or claim asserted against Seller with respect to a matter subsequent to the Closing Date, if Seller would otherwise be entitled to indemnification for such claim under the Tax Indemnity Agreement, (ii) any interest payable by Lessee on any amount referred to above and (iii) the right to enforce payment of the amounts referred to in clauses (i) and (ii) above.

(j)  Litigation.No action, proceeding or investigation shall have been instituted or threatened by any Person before any Governmental Authority, nor shall any order, writ, judgment or decree have been issued or proposed to be issued by any Governmental Authority as of the Closing Date, which in any case questions the validity or legality of this Agreement, the transactions contemplated hereby or by the Transaction Documents or the ability of either party hereto to consummate any of such transactions.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1.  Representations, Warranties and Covenants of Seller. Seller hereby represents and warrants to Purchaser, as of the date hereof and as of the Closing Date as follows:

(a)  Organization, Corporate Authority, Etc. Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite power and authority to enter into and perform its obligations under the Transfer Documents.

(b)  Authorization, Etc. This Agreement and the Assignment and Assumption Agreement (when entered into by Seller) have been (or will have been) duly authorized, executed and delivered by Seller and this Agreement and the Assignment and Assumption Agreement constitutes (or will constitute) the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms, except as enforcement of the terms hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting enforcement of creditors’ rights generally, and by general principles of equity.

(c)  No Violation. None of the execution, delivery or performance by Seller of the Transfer Documents, or the consummation by Seller of the transaction contemplated hereby and thereby, will contravene any Applicable Law binding on Seller or any of its property, or any provision of the certificate of formation or operating agreement of Seller, or will result in a breach of, or constitute a default under, or contravene any provision of, any mortgage, deed of trust, indenture or other agreement or instrument to which Seller is a party or by which Seller or all or any of its property or assets is bound.

(d)  Seller’s Liens; Indebtedness. Seller is the sole legal and beneficial owner of the Equity Interest and the Indebtedness is equal to the outstanding principal and accrued interest due under the Trust Indenture as of the date of this Agreement. There are no Liens on the Equity Interest, and on the Closing Date, Seller will transfer to Purchaser good and marketable title to the Equity Interest, other than the Reserved Rights, free and clear of any and all Liens other than Liens permitted by the terms of the Transaction Documents.

(e)  No Consents or Approvals. None of the execution, delivery or performance by Seller of the Transfer Documents, or the consummation by Seller of the transaction contemplated hereby and thereby, requires the consent or approval of, the giving of notice to, the registration, recording or filing of any documents with, or the taking of any other action in respect of, any Governmental Authority, except such as have been obtained or effected on or prior to the Closing Date.

(f)  No Litigation. There are no pending or, to the best of Seller’s knowledge, threatened investigations, suits or proceedings against Seller or affecting Seller or its properties, that, if determined adversely, would adversely affect the consummation of the transaction contemplated by, or the performance by Seller of its obligations under, the Transfer Documents.

(g)  No Violation of Law. Seller is not in breach of any Applicable Law that would have an adverse effect on Seller or on the transaction contemplated by, or on Seller’s ability to perform its obligations under, the Transfer Documents.

(h)  Disclaimer. EXCEPT AS PROVIDED IN ONE OR MORE OF THE TRANSFER DOCUMENTS, SELLER HAS NOT, AND SHALL NOT BE DEEMED TO HAVE MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE AIRCRAFT, THE TRUST ESTATE, THE EQUITY INTEREST OR THE TRANSACTION DOCUMENTS, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, COMPLIANCE WITH DESCRIPTION, FITNESS FOR ANY PARTICULAR PURPOSE, AIRWORTHINESS, QUALITY, WORKMANSHIP, VALUE, CONDITION, DESIGN, MANUFACTURE, PERFORMANCE OR OPERATION, OR ANY WARRANTIES OR REPRESENTATIONS ARISING OUT OF CUSTOMARY TRADE USAGE AND PRIOR COURSE OF DEALING, WHETHER OR NOT ANY DEFECT IS APPARENT OR LATENT ON THE CLOSING DATE.

(i)  Damage to Aircraft. Seller has no knowledge or notice that any loss or damage relating to the Aircraft, or an event that, with lapse of time or the making of a determination or both, might cause any loss or damage, has occurred, except for immaterial losses or damage that does not interfere with the operational status of the Aircraft.

(j)  No Prepayment. Seller has not received any prepayment of Rent under the Lease.

(k)  No Lessee Assignment. Seller has not consented to any assignment by the Lessee of its rights under the Lease or to any sublease or transfer of possession of the Aircraft subject thereto, and to Seller’s knowledge, no such assignment, sublease or transfer of possession has occurred.

(l)  No Lessee Termination. Seller has not received notice that Lessee has exercised its rights to an early termination under Section 9 of the Lease.

Section 4.2.  Representations, Warranties and Covenants of Purchaser. Purchaser hereby represents, warrants and covenants to Seller, as of the date hereof and as of the Closing Date, as follows:

(a)  Organization, Authority, Etc. Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite power and authority to enter into and perform its obligations under the Transfer Documents.

(b)  Authorization, Etc. Purchaser has taken, or caused to be taken, all necessary action to authorize the execution and delivery of the Transfer Documents, and the performance of Purchaser’s obligations thereunder. This Agreement and each of the other Transfer Documents (when entered into by Purchaser) has been (or will have been), duly authorized, executed and delivered by Purchaser and constitute (or will constitute) the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as enforcement of the terms hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting enforcement of creditors’ rights generally, and by general principles of equity.

(c)  No Violation. None of the execution, delivery or performance by Purchaser of this Agreement, or the Assignment and Assumption Agreement nor the consummation by Purchaser of the transactions contemplated hereby and thereby, will contravene any Applicable Law binding on Purchaser or any of its property or the terms of the articles of organization operating agreement of Purchaser or the Investment Trust Agreement, or will result in a breach of, or constitute a default under, or contravene any provision of, any mortgage, deed of trust, indenture or other agreement or instrument to which Purchaser is a party or by which Purchaser or all or any of its property or assets are bound.

(d)  No Consents or Approvals. None of the execution, delivery or performance by Purchaser of this Agreement, or the other Transfer Documents, or the consummation by Purchaser of the transactions contemplated hereby and thereby, requires the consent or approval of, the giving of notice to, the registration, recording or filing of any documents with, or the taking of any other action in respect of, any Governmental Authority, except such as have been obtained or effected on or prior to the applicable Closing Date.

(e)  No Litigation. There are no pending or, to the best of Purchaser’s knowledge, threatened investigations, suits or proceedings against Purchaser or affecting Purchaser or its properties, that, if determined adversely, would adversely affect the consummation of the transaction contemplated by, or the performance by Purchaser of its obligations under, this Agreement, the other Transfer Documents or the Transaction Documents.

(f)  No Violation of Law. Purchaser is not in breach of any Applicable Law that would have an adverse effect on Purchaser or on the transaction contemplated by, or on Purchaser’s ability to perform its obligations under, this Agreement, the other Transfer Documents or the Transaction Documents.

(g)  Covenant Regarding Insurance. Purchaser hereby agrees to use its best efforts to cause Lessee to name Seller as an additional insured under the liability insurance policies maintained pursuant to the Lease for a period of one year from and after the Closing Date.

(h)  Citizenship. Purchaser is a Citizen of the United States.

(i)  No Liens. No Lessor Liens attributable to Purchaser will attach in respect of all or any part of the Trust Estate as a result of the transactions contemplated by the Transfer Documents or the Transaction Documents.

(j)  Investment by Purchaser. Purchaser’s beneficial interest in the Trust Estate is being acquired by it for its own account, for investment and not with a view to any resale or distribution thereof, provided, however, that, subject to the restrictions on transfer set forth in Section 10 of the Participation Agreement, the disposition by Purchaser of its beneficial interest in the Trust Estate shall at all times be within its control.

(k)  ERISA. No part of the funds to be used by Purchaser to acquire the Equity Interest directly or indirectly constitute assets of an “employee benefit plan” as defined in section 3.3(d) of the Employee Retirement Income Security Act of 1974, as amended, or a “plan” within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended.

(l)  Securities Laws. Neither Purchaser nor any Person authorized to act on its behalf has directly or indirectly offered any beneficial interest in or security relating to the ownership of the Aircraft or any interest in the Trust Estate, or any Equipment Note or any other interest in or under the Trust Indenture for sale to, or solicited any offer to acquire any of the same from, any Person in violation of applicable securities Laws.

(m)  Sales Tax Matters. Purchaser agrees to cooperate with and assist Seller in taking such actions as may be necessary in order to eliminate or minimize the imposition of any sales, use or other transfer taxes arising as a result of the transactions contemplated herein.

ARTICLE V

RESERVED RIGHTS

Section 5.1.  Reserved Rights. Purchaser will be entitled to all benefits and rights of Owner Participant (subject to Seller’s retention of the Reserved Rights), pursuant to any and all Transaction Documents in respect of the period from and after the Closing Date. Seller hereby reserves, and nothing contained herein shall be construed as a sale, conveyance, assignment or transfer of Reserved Rights.

Section 5.2.  Allocation of Amounts. If Purchaser or Owner Trustee shall receive any amount relating to any Transaction Document or any of the transactions contemplated thereby to which Seller is entitled under Section 5.1, Purchaser shall promptly remit or shall cause the Owner Trustee to remit such amount to Seller (together with, to the extent not paid over within ten Business Days, interest at the then- applicable average rate for federal funds from and including the date of receipt by Purchaser or Owner Trustee, as the case may be, to but excluding, the date of payment to Seller) and, until so delivered, any such amount received shall be received and held in trust by Purchaser or Owner Trustee, as the case may be, for the benefit of Seller. If Seller shall receive any amount relating to any Transaction Document or any of the transactions contemplated thereby to which Purchaser or Owner Trustee is entitled under Section 5.1, Seller shall promptly remit such amount to Purchaser or Owner Trustee, as the case may be (together with, to the extent not paid over within ten Business Days, interest at the then-applicable average rate for federal funds from and including the date of receipt by Seller to, but excluding, the date of payment to Purchaser or Owner Trustee, as the case may be), and until so delivered any such amount received by Seller shall be received and held in trust by Seller for the benefit of Purchaser or Owner Trustee, as the case may be.

Section 5.3.  Indemnification. (a) Purchaser shall have no liability or obligation as a result of, and Seller shall indemnify and hold Purchaser harmless on an after-tax basis against, and shall be liable for and shall pay any loss, cost or other expense arising out of (i) any failure by Seller to comply with the terms of the Transaction Documents to which it is a party prior to the Closing Date, (ii) any liabilities or obligations of Seller under the Transaction Documents required to be satisfied or performed prior to the Closing Date or (iii) a breach by Seller of any of its representations or warranties contained in any of the Transfer Documents.

(b)  Seller shall have no liability or obligation as a result of, and Purchaser shall indemnify and hold Seller harmless on an after-tax basis against, and shall be liable for and shall pay any loss, cost or other expense arising out of (i) any failure by Purchaser to comply with the terms of the Transaction Documents on or after the Closing Date, (ii) any liabilities or obligations of Purchaser required to be satisfied or performed under the Transaction Documents on or after the Closing Date or (iii) a breach by Purchaser of any of its representations or warranties contained in any of the Transfer Documents.

Section 5.4.  Mutual Cooperation. Seller and Purchaser shall provide each other with such assistance as may reasonably be requested by either of them in writing in connection with the preparation of any tax return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and, upon the request of the other, provide the other with any records or information which may be relevant to such return, audit or examination or proceedings. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The party requesting assistance hereunder shall reimburse the other for reasonable out-of-pocket expenses incurred by the other in providing such assistance.

ARTICLE VI

MISCELLANEOUS

Section 6.1.  Transaction Costs. Regardless of whether the transactions contemplated hereby are consummated, (A) Purchaser agrees to pay all costs, expenses and fees (collectively, “Costs”) incurred by it (including, without limitation, fees and disbursements of counsel and/or special counsel to Purchaser) in connection with the transaction contemplated hereby, and (B) Seller agrees to pay all Costs incurred by it in connection with the transaction contemplated hereby (including, without limitation, any and all fees and commissions of AirCapital Aviation Services, LLC (“AirCapital”), fees and disbursements of counsel and/or special counsel to Seller and any and all Costs incurred by each of Lessee and Owner Trustee in connection with the transactions contemplated hereby). Each of Seller and Purchaser agrees to pay one-half of the fees and expenses of special FAA counsel for services rendered in connection with the transaction contemplated hereby.

Section 6.2.  Brokers, Finders, Etc. Seller states and represents to Purchaser that it has dealt with AirCapital who was acting as Seller’s broker or finder in connection with the transaction contemplated hereby and that AirCapital is entitled to a brokerage fee, financial advisory fee, commission or finder’s fee in connection with this transaction. Purchaser states and represents to Seller that it has dealt with no broker or finder in connection with the transaction contemplated hereby, no broker or Person acting on such a party’s behalf is entitled to any brokerage fee, financial advisory fee, commission or finder’s fee in connection with this transaction. Each of Seller and Purchaser agrees to indemnify and hold harmless the other for, from and against any and all loss, liability, damage, cost, claim or expense (including, without limitation, attorneys’ fees) incurred by reason of any commission, brokerage fee, financial advisory fee or finder’s fee alleged to be payable because of any act, omission or statement of the indemnifying party.

Section 6.3.  Announcements. Purchaser and Seller shall consult with each other regarding press releases or other public announcements related to the Transfer Documents and the transactions contemplated hereby. One or more of the owners of Seller will file SEC Form 8-Ks in connection with this transaction.

Section 6.4.  Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

Section 6.5.  Amendments, Etc.; Entire Agreement. Except as otherwise specifically provided herein, this Agreement and the other Transfer Documents contain the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings between the parties, whether written or oral. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument which purports to terminate, amend, supplement, waive or modify this Agreement, or any of the terms hereof, signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein by reference as if set forth in full in the main body of this Agreement.

Section 6.6.  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Neither party may assign its rights hereunder without the prior written consent of the other party prior to the Closing Date (and any such attempted assignment without such consent shall be void).

Section 6.7.  Governing Law; Submission to Jurisdiction. (a) THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE IN SUCH STATE, WITHOUT GIVING EFFECT TO PRINCIPLES RELATING TO CONFLICTS OF LAW.

(b)  Each of Seller and Purchaser irrevocably agrees that any legal suit, action or proceeding arising out of or relating solely to this Agreement or the Assignment and Assumption Agreement (or any document referred to herein or therein) or the transactions contemplated hereby or thereby or the subject matter hereof or thereof, shall be instituted in the state or federal courts in the borough of Manhattan, City of New York, State of New York, and it hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have now or hereafter to the laying of the venue or the jurisdiction or the convenience of the forum of any such legal suit, action or proceeding and irrevocably submits generally and unconditionally to the jurisdiction of any such court but only in any such suit, action or proceeding. Each of Seller and Purchaser further irrevocably agrees to the service of process of any of the aforementioned courts but only in any suit, action or proceeding of the nature referred to above by the mailing of the copies thereof by certified mail, postage prepaid, return receipt requested, to it at its address specified in section 6.9 hereof (as the same may be changed from time to time pursuant to section 6.9 hereof), such service to be effective upon the date of receipt indicated on the postal receipt returned from it.

(c)  Subject to any right of appeal, final judgment against Seller or Purchaser in any suit shall be conclusive, and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of Seller or Purchaser, as the case may be, therein described.

Section 6.8.  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE ASSIGNMENT AND ASSUMPTION AGREEMENT OR RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, OR THE ASSIGNMENT AND ASSUMPTION AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 6.9.  Notices, Etc. All notices, offers, acceptances, approvals, waivers, requests, demands and other communications hereunder or under any instrument, certificate or other instrument delivered in connection with the transactions described herein shall be in writing, shall be addressed as provided below and shall be considered as properly given (a) if delivered in person, (b) if sent by reputable overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, or (d) if sent by telecopier and confirmed in writing by any other manner described above. Notice so mailed shall be effective upon the earlier of actual receipt or the expiration of five (5) days after its deposit. Notice given in any other manner shall be effective upon receipt by the addressee; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. For the purposes of notice, the address of the parties shall be as set forth below; provided that either party shall have the right to change its address for notice hereunder to any other location by the giving of prior notice to the other party in the manner set forth hereinabove. The initial addresses of the parties hereto are as follows:

If to Purchaser:

Dougherty Air Trustee, LLC
90 South Seventh Street, Suite 4300
Minneapolis, MN 55402-4108
Telephone: (612) 376-4005
Telecopier: (612) 317-2045

with a copy to:

Kevin Johnson, Esq.
Fafinski, Mark & Johnson
775 Prairie Center Drive, Suite 400
Minneapolis, MN 55344
Telephone: (952) 995-9500
Telecopier: (952) 995-9577

If to Seller:

PLM CAL II LLC
c/o PLM Investment Management, Inc.
405 Lexington Avenue, 67th Floor
New York, NY 10174
Telephone: (212) 682-3344
Telecopier: (212) 682-3464

and to:

c/o Semele Group
20 Marshall Street #104
S. Norwalk, CT 06845
Attention: James A. Coyne
Telephone: (203) 663-4204
Telecopier: (203) 663-4201

with a copy to:

John Todd, Esq.
Todd & Levi, LLP
444 Madison Avenue
Suite 1202
New York, NY 10022
Telephone: (212) 308-7400 (x24)
Telecopier: (212) 308-8450

Section 6.10.  Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 6.11.  Headings, Etc. The headings and the table of contents used herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 6.12.  Further Assurances; Confidentiality. (a) Seller and Purchaser shall do and perform such further acts and execute and deliver such further instruments as may be required by Applicable Law or reasonably requested by either party to carry out and effectuate the purposes of this Agreement and the Assignment and Assumption Agreement.

(b)  Purchaser and Seller agree that any and all information of any kind obtained pursuant to this Agreement that shall not then be or have become generally available shall be kept and maintained in strictest confidence, and shall not be disclosed or disseminated to any other Person, except (A) as otherwise required by any Transaction Document, (B) to any regulatory agency, (C) in response to any subpoena or other legal process, (D) to any prospective successor or assign which has agreed with such party that, upon disclosure of such information, such prospective successor or assign shall be bound by the provisions of this Section 6.12(b), (E) as part of any filing to be made with any Governmental Authority and (F) to attorneys, accountants and financial, insurance and other independent advisors of any such party.

Section 6.13.  Survival. The representations, warranties, covenants and indemnities of the parties contained in this Agreement shall survive execution and delivery hereof.

Section 6.14.  Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement (N16647) to be duly executed and delivered as of the date first above written.

PLM CAL II LLC, Seller By: _____________________________ Name: ___________________________ Its: ______________________________

DOUGHERTY AIR TRUSTEE, LLC, not in its individual capacity, but solely as the investment trustee under the Investment Trust Agreement, Purchaser

By: _____________________________

Name: ___________________________

Its: ______________________________

SCHEDULE 1

TRANSACTION DOCUMENTS

1.
Trust Agreement 647, dated as of November 24, 1997, between Ballston Aero Trust Services, L.C., as Owner Participant, and Wells Fargo Bank Northwest, N.A. as successor to First Security Bank, N.A., as Owner Trustee.

2.
Trust Indenture and Mortgage 647, dated as of November 24, 1997, between Wells Fargo Bank Northwest, N.A. as successor to First Security Bank, N.A., as Owner Trustee and Wilmington Trust Company, as Mortgagee.

3.	Trust Indenture and Mortgage 647 Supplement No. 1 dated November 24, 1997, by the Owner Trustee.

4.	Lease Agreement 647, dated as of November 24, 1997, between Wells Fargo Bank Northwest, N.A. as successor to First Security Bank, N.A., as Lessor and Continental Airlines, Inc., as Lessee.

5.	Lease Supplement No. 1, dated November 24, 1997, between Wells Fargo Bank Northwest, N.A. as successor to First Security Bank, N.A., as Lessor and Continental Airlines, Inc., as Lessee.

6
Participation Agreement 647, dated as of November 24, 1997, among Continental Airlines, Inc., as Lessee, Ballston Aero Trust Services, L.C., as Owner Participant, Wells Fargo Bank Northwest, N.A. as successor to First Security Bank, N.A., as Owner Trustee and Wilmington Trust Company, as Mortgagee, Subordination Agent and Pass Through Trustee.

7.	Tax Indemnity Agreement 647, dated as of November 24, 1997, between CIT Group Inc. as successor to AT&T Credit Corporation, and Continental Airlines, Inc.

8.	Assignment and Assumption Agreement (N16647), dated as of August 27, 2004, by and between Ballston Aero Trust Services, L.C. and PLM CAL II LLC.

9.	Partial Assignment and Assumption Agreement (N16647), dated as of November 15, 2004, between CIT Communications Finance Corporation, as successor to AT&T Credit Corporation and PLM CAL II LLC.

SCHEDULE 2
FINANCIAL INFORMATION

ACQUISITION PRICE

$3,250,000

INDEBTEDNESS
(as of April 2, 2007)

Principal	Interest	Total
$10,729,535.37	$4,386.48 Per diem interest after April 2, 2007: $2,193.24	$10,733,921.85

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT